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Exhibit 99.5

PATHMARK STORES, INC.

PURSUANT TO THE EXCHANGE OFFER IN RESPECT OF

Unregistered 8 3/4% Senior Subordinated Notes due 2012
($100,000,000 aggregate principal amount outstanding issued September 19, 2003)

To Our Clients:

        We are enclosing herewith a Prospectus dated                        , 2003 (the "Prospectus") of Pathmark Stores, Inc. ("Pathmark") and the related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Pathmark to exchange $100,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2012 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for the outstanding unregistered $100,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012 (the "old notes") issued on September 19, 2003, upon the terms and subject to the conditions set forth in the Exchange Offer.

        Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2003 unless extended by Pathmark in its sole discretion.

        The Exchange Offer is not conditioned upon any minimum number of old notes being tendered.

        We are the holder of record of old notes held by us for your account. A tender of such old notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender old notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the old notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

        Pursuant to the Letter of Transmittal, each holder of old notes (a "Holder") will represent to Pathmark that:

  •
  the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder;

  •
  neither the Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or exchange notes;

  •
  neither the Holder nor any other recipient is an "affiliate" of Pathmark within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Pathmark or any "affiliate" of Pathmark within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes;

  •
  if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer; and

  •
  the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

        By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

Very truly yours,

PATHMARK STORES, INC.

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

Unregistered 8 3/4% Senior Subordinated Notes due 2012
($100,000,000 aggregate principal amount outstanding issued September 19, 2003)

To Registered Holder:

        The undersigned hereby acknowledges receipt of the Prospectus dated                        , 2003 (the "Prospectus") of Pathmark Stores, Inc. ("Pathmark") and the related Letter of Transmittal, that together constitute the offer of Pathmark (the "Exchange Offer") to exchange $100,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for the outstanding unregistered $100,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012 (the "old notes") issued on September 19, 2003. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the old notes held by you for the account of the undersigned.

        The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

    •
    $                        of 8 3/4% Senior Subordinated Notes due 2012.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  •
  To TENDER the following old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered (if any)):

  •
  $                        of 8 3/4% Senior Notes due 2012.

  •
  NOT to TENDER any old notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

  •
  the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the undersigned;

  •
  neither the undersigned nor any other recipient of the exchange notes (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or exchange notes;

  •
  neither the undersigned nor any other recipient is an "affiliate" of Pathmark within the meaning of Rule 405 promulgated under the Securities Act or, if the undersigned or such recipient is an affiliate, that the undersigned or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Pathmark or any "affiliate" of Pathmark within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes;

  •
  if the undersigned is a broker-dealer, the undersigned further represents and warrants that if the undersigned broker-dealer will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer; and

  •
  the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.

        By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):
Signature(s):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date:

2

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  Exhibit 99.5
INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF